Exhibit 99.1

PRELIMINARY COPY – DO NOT RETURN

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 27, 2015.

Vote by Internet • Go to www.investorvote.com/cyn • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR the merger agreement proposal, FOR the merger-related compensation proposal and FOR the adjournment proposal.

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PRELIMINARY COPY – DO NOT RETURN
		For	Against	Abstain

1.	The merger agreement proposal. Adoption of the Agreement and Plan of Merger, dated as of January 22, 2015, as it may be amended from time to time, by and among City National Corporation, Royal Bank of Canada and RBC USA Holdco Corporation, thereby approving the merger pursuant to which City National Corporation will merge with and into a wholly owned subsidiary of Royal Bank of Canada.	☐	☐	☐

2.	The merger-related compensation proposal. Approval, by advisory (non-binding) vote, of certain compensation that may be paid or become payable to City National Corporation’s named executive officers in connection with the merger.	☐	☐	☐

3.	The adjournment proposal. Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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PRELIMINARY COPY – DO NOT RETURN

Special Meeting Admission Ticket

SPECIAL MEETING OF

CITY NATIONAL CORPORATION STOCKHOLDERS

Wednesday, May 27, 2015, 4:00 P.M. Pacific Time

CITY NATIONAL PLAZA

555 SOUTH FLOWER STREET, THIRTEENTH FLOOR, LOS ANGELES, CALIFORNIA 90071

Upon arrival, please present this admission ticket and photo identification at the registration desk.

555 South Flower Street is located in the City of Los Angeles at the intersection of West Fifth Street and South Flower Street. Subterranean valet parking is available at City National Plaza.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

PRELIMINARY COPY – DO NOT RETURN

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF CITY NATIONAL CORPORATION STOCKHOLDERS

Christopher J. Carey and Michael B. Cahill (the “Proxies”), or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of common stock of City National Corporation held of record by the undersigned at the close of business on April 22, 2015, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of City National Corporation to be held on Wednesday, May 27, 2015 or at any postponement or adjournment thereof.

If no directions are indicated by the stockholder, the Proxies will have authority to vote FOR the merger agreement proposal, FOR the merger-related compensation proposal, and FOR the adjournment proposal.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

If you vote by telephone or Internet, please DO NOT mail back this proxy card.

Important Notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The Notice of Special Meeting and the proxy statement/prospectus filed in connection with the merger and the special meeting is available at https://www.cnb.com/investor-relations/investor-kit.asp.

(Items to be voted appear on reverse side.)

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON THE FRONT SIDE OF THIS PROXY CARD.